                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                               eFUNDS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                               39-1506286
           (State of incorporation                    (I.R.S. Employer
              or organization)                       Identification No.)


         400 West Deluxe Parkway
               P.O. Box 12536
            Milwaukee, Wisconsin                          53212
  (Address of principal executive offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-33992

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered

                Not Applicable                        Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value

                         Preferred Stock Purchase Rights

Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

        The Description of Capital Stock section included in the Registrant's Registration Statement on Form S-1 (File No. 333-33992), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on April 4, 2000, is incorporated herein by reference.


Item 2. Exhibits.
        --------

Number  Description
------  -----------
3.1*    Amended and Restated Certificate of Incorporation of Registrant.

3.2*    Bylaws of the Registrant.

4.1*    Form of Registrant's Common Stock Certificate.

4.2* Form of Rights Agreement, by and between Registrant and EquiServe, the Rights Agent.

* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-33992), as amended.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       eFunds Corporation
Date:  June 7, 2000

                                       By /s/ Paul H. Bristow
                                          --------------------------------------
                                          Paul H. Bristow
                                          Chief Financial Officer